                                                                 EXHIBIT 10(AA)
                           ASSET PURCHASE AGREEMENT

                                     AMONG

                        AMERICAN DENTAL PARTNERS, INC.,

                         APPLE PARK ASSOCIATES, INC.,

                                  APAM, INC.,
               (formerly known as Apple Park Associates, Inc.),

                             OC SPECIALISTS, LTD.,
            (formerly known as Orthodontic Care Specialists, Ltd.)

                                      AND

                              THE SHAREHOLDERS OF
                      APAM, INC. AND OC SPECIALISTS, LTD.


                                October 1, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

ASSET PURCHASE AGREEMENT...................................................  1

BACKGROUND INFORMATION.....................................................  1

ARTICLE I      ASSET PURCHASE AND SALE.....................................  1

     (S)1.1  Asset Purchase and Sale.......................................  1
     (S)1.2  Excluded Assets...............................................  2
     (S)1.3  Liabilities Assumed...........................................  3
     (S)1.4  Purchase Price................................................  3
     (S)1.5  Closing.......................................................  4
     (S)1.6  Conveyance Documents..........................................  5
     (S)1.7  Possession....................................................  5

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF ADP.......................  6

     (S)2.1  Organization and Standing.....................................  6
     (S)2.2  Power and Authority...........................................  6
     (S)2.3  Capitalization of Each of ADP and American....................  6
            (a)  ADP Stock.................................................  6
            (b)  American Stock............................................  7
            (c)  Stock Ownership...........................................  7
            (d)  No Other Commitment.......................................  7
            (e)  Compliance with Laws; No Liens............................  7
     (S)2.4  Conflicts; Consents and Approvals.............................  7
     (S)2.5  Litigation....................................................  8
     (S)2.6  Brokerage and Finder's Fees...................................  8
     (S)2.7  Financial Statements..........................................  8
     (S)2.8  Undisclosed Liabilities.......................................  9
     (S)2.9  Taxes.........................................................  9
     (S)2.10 Compliance with Law........................................... 10
     (S)2.11 Complete Disclosure; Expiration............................... 10

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF
               THE COMPANIES AND THE SHAREHOLDERS.......................... 11

     (S)3.1  Organization and Standing..................................... 11
     (S)3.2  Capitalization and Security Holders........................... 12
            (a)  APA and OCS Stock......................................... 12
            (b)  Stock Ownership........................................... 12
            (c)  Due Authorization and Issuance............................ 12
            (d)  No Other Commitment....................................... 12
            (e)  Compliance with Laws; Liens............................... 12
     (S)3.3  Subsidiaries.................................................. 13
     (S)3.4  Business of the Companies..................................... 13
     (S)3.5  Power and Authority........................................... 13
     (S)3.6  Consents and Approvals........................................ 13
     (S)3.7  Financial Statements.......................................... 13

     (S)3.8  Undisclosed Liabilities....................................... 14
     (S)3.9  Absence of Certain Changes.................................... 14
     (S)3.10 Taxes......................................................... 16
     (S)3.11 Compliance with Law........................................... 17
     (S)3.12 Proprietary Rights............................................ 19
     (S)3.13 Restrictive Documents or Laws................................. 20
     (S)3.14 Insurance..................................................... 20
     (S)3.15 Bank Accounts, Depositories; Powers of Attorney............... 21
     (S)3.16 Title to and Condition of Properties.......................... 21
     (S)3.17 Brokers, Finders.............................................. 22
     (S)3.18 Legal Proceedings, etc........................................ 22
     (S)3.19 ERISA......................................................... 23
     (S)3.20 Contracts..................................................... 26
     (S)3.21 Accounts Receivable........................................... 28
     (S)3.22 No Conflict or Default........................................ 28
     (S)3.23 Books of Account; Records..................................... 29
     (S)3.24 Compensation.................................................. 29
     (S)3.25 Labor Relations............................................... 30
     (S)3.26 Suppliers and Third Party Payors.............................. 30
     (S)3.27 Medicare and Medicaid......................................... 31
     (S)3.28 Investment Intent............................................. 31
     (S)3.29 Disciplinary Actions.......................................... 32
     (S)3.30 Complete Disclosure........................................... 32

ARTICLE IV     COVENANTS OF THE PARTIES.................................... 32

     (S)4.1  Mutual Covenants.............................................. 32
            (a)  General................................................... 32
            (b)  Governmental Matters...................................... 33
     (S)4.2  Covenants of the Companies and the Shareholders............... 33
            (a)  [Intentionally Omitted]................................... 33
            (b)  Conduct of Business....................................... 33
            (c)  Exclusive Rights.......................................... 35
            (d)  Access to Records and Other Due Diligence................. 35
            (e)  Disclosures............................................... 35
            (f)  Employee Retention........................................ 36
            (g)  Affiliate Indebtedness.................................... 36
            (h)  Distributions............................................. 36
            (i)  Shareholders Agreement; Subordination Agreement........... 36
            (j)  Formation of New PC....................................... 37
            (k)  Notices of Certain Events................................. 37
            (l)  Representations and Warranties............................ 38
            (m)  Noncompetition............................................ 38
            (n)  Injunctive Relief......................................... 39
            (o)  Third Party Payor Agreements.............................. 39
            (p)  Change of APA and OCS Names............................... 39
     (S)4.3  Covenants of ADP.............................................. 40
            (a)  Representations and Warranties............................ 40
            (b)  Registration Rights Agreement............................. 40
            (c)  Notices of Certain Events................................. 40

 ARTICLE V     CONDITIONS.................................................. 41

     (S)5.1  Mutual Conditions............................................. 41
            (a)  Legal Prohibition......................................... 41
            (b)  Governmental Approvals.................................... 41
     (S)5.2 Conditions to Obligations of the Companies and the
            Shareholders................................................... 41
            (a)  Representations and Warranties............................ 41
            (b)  Performance of Agreement.................................. 41
            (c)  Certificate............................................... 41
            (d)  Opinion of Counsel........................................ 41
            (e)  Service Agreement......................................... 42
            (f)  Authority................................................. 42
            (g)  Material Adverse Change................................... 42
            (h)  Governmental Consents..................................... 42
            (i)  Restrictive Agreements.................................... 42
            (j)  Defaults.................................................. 42
     (S)5.3  Conditions to Obligations of ADP.............................. 42
            (a)  Representations and Warranties............................ 43
            (b)  Performance of Agreement.................................. 43
            (c)  Certificate............................................... 43
            (d)  New PC.................................................... 43
            (e)  Service Agreement......................................... 43
            (f)  Authority................................................. 43
            (g)  Professional Personnel.................................... 43
            (h)  Financial Statements...................................... 44
            (i)  Opinion of Counsel........................................ 44
            (j)  Existing Employment and Deferred
                 Compensation Agreements................................... 44
            (k)  Third Party Consents...................................... 44
            (l)  Restrictive Conditions.................................... 44
            (m)  Defaults.................................................. 44
            (n)  Material Adverse Change................................... 44
            (o)  Books and Records......................................... 44
            (p)  Compliance with Laws...................................... 44
            (q)  Related-Party Transactions................................ 45
            (r)  Acquisition of Orthocare, Ltd............................. 45
            (s)  1996 Financial Performance................................ 45
            (t)  APA and OCS Names......................................... 45

ARTICLE VI     TERMINATION AND AMENDMENT................................... 45

     (S)6.1  Termination................................................... 45
            (a)  Termination by the Companies and the
                 Shareholders.............................................. 45
            (b)  Termination by ADP........................................ 46
     (S)6.2  Amendment..................................................... 46
     (S)6.3  Extension; Waiver............................................. 46

ARTICLE VII    INDEMNIFICATION............................................. 46

     (S)7.1  Survival of Representations, Warranties
             and Agreements................................................ 46
     (S)7.2  Indemnification............................................... 47
     (S)7.3  Limitations on Indemnification................................ 48
     (S)7.4  Procedure for Indemnification with Respect
             to Third Party Claims......................................... 49
     (S)7.5  Procedure For Indemnification with Respect
             to Non-Third Party Claims..................................... 50
     (S)7.6  Right of Setoff............................................... 50
     (S)7.7  Liability Limitation.......................................... 51
     (S)7.8  Indemnification of the Companies and the
             Shareholders.................................................. 51

ARTICLE VIII   MISCELLANEOUS............................................... 51

     (S)8.1  Power of Attorney............................................. 51
     (S)8.2  Notices....................................................... 52
     (S)8.3  Non-Waiver.................................................... 53
     (S)8.4  Genders and Numbers........................................... 53
     (S)8.5  Headings...................................................... 53
     (S)8.6  Counterparts.................................................. 54
     (S)8.7  Entire Agreement.............................................. 54
     (S)8.8  No Third Party Beneficiaries.................................. 54
     (S)8.9  Governing Law................................................. 54
     (S)8.10 Successors; Assignment........................................ 54
     (S)8.11 Remedies...................................................... 54
     (S)8.12 Expenses...................................................... 54
     (S)8.13 Announcements................................................. 54
     (S)8.14 Severability.................................................. 55

INDEX OF ADP SCHEDULES..................................................... 56

INDEX OF APA AND OCS SCHEDULES............................................. 57

INDEX OF EXHIBITS.......................................................... 58

                           DEFINED TERMS LOCATOR LIST
                           --------------------------


Term                                            Section
----                                            -------

18-Month Agreement                              4.2(j)

Acquisition Proposal                            4.2(c)

Additional Documents                            7.1(a)

ADP Financial Statements                        2.7

ADP Schedules                                   Article II, first paragraph

ADP Shares                                      Background Information

ADP Stock                                       2.3(a)

Affiliate                                       3.21

Affiliated Company                              4.2(m)

APA and OCS Schedules                           Article III, first paragraph

APA Receivables                                 1.1(d)

APA Shares                                      3.2(a)

Applicable Laws                                 3.11

Asset Purchase                                  Background Information

Assets                                          1.1

Assignment of Leases                            1.4(d)(ii)

Assumed Liabilities                             1.3

Assumption Agreement                            1.4(d)(i)

Benefit Arrangements                            3.19(e)

Cash                                            1.1(c)

Cash Consideration                              Background Information

Closing                                         1.5

Closing Date                                    1.5

Companies                                       Background Information

Damages                                         7.2(a)

Dr. Biewald                                     4.2(j)

Employee Plans                                  3.19

Entity                                          3.3

Environmental Laws                              3.11, last paragraph

Equipment                                       1.1(a)

Excluded Liabilities                            7.2(b)

Financial Statements                            3.7(a)

Five-Year Agreement                             4.2(j)

Fleet                                           2.4(a)

Goodwill                                        1.1(e)

Governmental Programs                           3.27

Governmental Receivables                        1.2(c)

Governmental Reimbursement Laws                 3.27

Incorporated Documents                          8.7

Indemnifiable Claims                            7.2(b)

Indemnifying Party                              7.4(a)

Leases                                          1.1(g)

Material Adverse Effect                         3.9(a)

New PC                                          4.2(j)

Notes                                           Background Information

OCS Receivables                                 1.1(d)

OCS Shares                                      3.2(a)

Parties                                         Background Information

Pension Plans                                   3.19

Permits                                         3.11

Pre-Closing Period                              4.2(b)

Proprietary Rights                              3.12

Purchase Price                                  1.4

Registration Rights Agreement                   4.3(b)

Related Party Payables                          3.21

Related Party Receivables                       3.21

Relevant Laws                                   2.10

Response Period                                 7.4(a)

Restricted Period                               4.2(m)

Restricted Territory                            4.2(m)

Securities                                      3.28

Securities Act                                  3.2(e)

Service Agreement                               5.3(e)

Shareholders                                    Introduction

Shareholders Agreement                          4.2(i)

Software                                        3.12

Subordination Agreement                         4.2(i)

Supplier Agreements                             1.1(f)

Supplies                                        1.1(b)

Tax Returns                                     3.7(a)

Third-Party Claim                               7.4(a)

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (this "Agreement") is made effective October 1, 1997, among American Dental Partners, Inc., a Delaware corporation ("ADP"), Apple Park Associates, Inc., a Delaware corporation and wholly-owned subsidiary of ADP ("American"), APAM, Inc., a Minnesota corporation formerly known as Apple Park Associates, Inc. ("APA"), OC Specialists, Ltd., a Minnesota corporation formerly known as Orthodontic Care Specialists, Ltd. ("OCS"), and the shareholders of APA and OCS, as identified on Exhibit A attached to this Agreement (the "Shareholders").


                             BACKGROUND INFORMATION
                             ----------------------

     A. APA and OCS (the "Companies") desire to sell, and American desires to purchase, substantially all of the assets of the Companies (the "Asset Purchase") for total consideration consisting of: (i) cash in the amount of $5,023,960 (the "Cash Consideration"); (ii) subordinated promissory notes in the form attached hereto as Exhibit B in the aggregate original principal amount of $900,000 (the "Notes"); (iii) 13,835 shares of common stock, par value $.01 per share, of ADP (the "ADP Shares"); and (iv) the assumption by American of the Assumed Liabilities (defined in (S)1.3, below). The total consideration shall be allocated between the Companies as provided in (S)1.4, below. ADP, American, the Companies and the Shareholders (the "Parties") also desire to consummate the other transactions contemplated by this Agreement.

     B. The board of directors of ADP has determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in the best interests of its shareholders, and each Shareholder has determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in the best interests of the Companies and such Shareholder.


                             STATEMENT OF AGREEMENT
                             ----------------------

     The Parties hereby acknowledge the foregoing Background Information and agree as follows:


                                   ARTICLE I
                            ASSET PURCHASE AND SALE
                            -----------------------

     (S)1.1  Asset Purchase and Sale.  On the Closing Date, and on the terms and
             -----------------------
subject to the conditions described in this Agreement, the Companies shall sell, assign, transfer, convey, and deliver to American, and American shall, purchase from the Companies, substantially all of the Companies' respective assets, rights, and business operations (the "Assets"), including without limitation the following:

          (a) All furniture, fixtures, and equipment (collectively, the "Equipment");

          (b) All office and dental supplies (collectively, the "Supplies");

          (c) All cash and cash equivalents (collectively, the "Cash");

          (d) The accounts receivable of APA set forth on Exhibit A to the Assignment of Cash, Receivables, and Goodwill (the "APA Receivables") and, in addition, accounts receivable in the amount of $40,000 (which shall not include Governmental Receivables, as defined in (S)1.2(c), below) (the "OCS Receivables") and all notes receivable, provided that: (i) the Parties acknowledge that the OCS Receivables (A) have not been determined according to generally accepted accounting principles, (B) shall not be subject to the Service Agreement regardless of whether the services to which the OCS Receivables relate are rendered before, on, or after October 1, 1997, and
     (C) shall be satisfied out of the first $40,000 collected after the Closing Date regardless of whether the services to which such collections relate are rendered before, on, or after October 1, 1997; (ii) for purposes of allocation of the Purchase Price under (S)1.4, below, the OCS Receivables shall be deemed to have been an asset of, and assigned to American by, OCS; and (iii) if, during the first 30 days after the Closing, the operation of the New PC and American pursuant to the Service Agreement requires working capital in addition to amounts collected upon payment of the APA Receivables or under (S)1.3(d)(i)(C), above, American shall provide such additional working capital in the form of a loan to the New PC (which shall be an advance under the Service Agreement);

          (e)  Goodwill (the "Goodwill");

          (f) All rights under any agreements with equipment vendors or other suppliers (the "Supplier Agreements");

          (g) All rights under all leases of facilities leased, used, or operated by either or both of the Companies (collectively, the "Leases");

          (h)  [Intentionally omitted]; and

          (i) All rights, titles, and interests in the Proprietary Rights and the Software (each as defined in (S)3.12, below).

     (S)1.2  Excluded Assets.  Notwithstanding any other provision of this
             ---------------
Agreement to the contrary, the following items shall be excluded from the
Assets:

          (a) All patient records of the Companies;

          (b) All contracts with patients of OCS for the future provision of dental or orthodontic services;

          (c) Accounts receivable with respect to which assignment is prohibited under any Governmental Reimbursement Law (as defined in (S)3.27, below) (such receivables, "Governmental Receivables"); and

          (d) Any other assets of APA or OCS which American elects not to purchase.

     (S)1.3  Liabilities Assumed.  At the Closing, American shall assume only:
             -------------------
(a) working capital liabilities consisting of trade accounts payable and other short-term liabilities incurred in the ordinary course of the operation of the Companies' respective businesses; and (b) up to $25,000, in the aggregate, of indebtedness to certain Shareholders for loans (each in the original principal amount of $25,000 and dated August 27, 1996, as described on Schedule 3.8) made to fund improvements to the Companies' Woodbury office (collectively, the "Assumed Liabilities").

     Except as specifically provided in this (S)1.3, neither ADP nor American shall assume, or in any way be liable or responsible for, any claims, liabilities, obligations, or debts of either Company or any Shareholder, including without limitation any liabilities of either Company relating to: (a) taxes payable, including without limitation income taxes, real estate taxes, or employment taxes; (b) any pension, profit sharing, or employee benefit plans covering any of the employees of either Company for any period prior to the Closing; (c) express or implied warranties; (d) any acts or omissions of either of the Companies or their respective employees prior to the Closing (including without limitation any malpractice claims asserted against either Company or any Shareholder or other tort claims asserted against either Company or any Shareholder); (e) claims for breach of contract; (f) notes payable to the Shareholders, each in the original principal amount of $8,000 and dated February 23, 1995, as described on Schedule 3.8; and (g) other claims of any kind whatsoever, or any other liabilities of either Company or any Shareholder, direct or contingent.

     (S)1.4  Purchase Price.  The total purchase price for the Assets (the
             --------------
"Purchase Price") shall consist of the Cash Consideration, the Notes, the ADP Shares, and the assumption of the Assumed Liabilities by American. The Purchase Price shall be paid to the Companies, at Closing, as follows:

          (a) American shall pay the Cash Consideration by certified or bank cashier's check or wire transfer as follows: (i) $4,632,210 to OCS; and
     (ii) $391,750 to APA;

          (b) ADP shall issue and deliver the Notes as follows: (i) one Note in the original principal amount of $830,520 to OCS; and (ii) a second Note in the original principal amount of $69,480 to APA;

          (c) ADP shall issue and deliver, or issue to American and cause it to deliver, the ADP Shares as follows: (i) 12,814 ADP Shares to OCS; and (ii) 1,021 ADP Shares to APA; and;

          (d) American shall assume the Assumed Liabilities by executing and delivering (i) an assumption agreement in the form attached to this Agreement as Exhibit C (the "Assumption Agreement"), and (ii) an assignment and assumption agreement for the Leases in the form attached to this Agreement as Exhibit D (the "Assignment of Leases"), together with separate assignments of the Leases for recording purposes in form reasonably satisfactory to ADP and consistent with the Assignment of Leases.

          (e) The Companies hereby direct ADP and/or American to issue and deliver the Notes and the ADP Shares directly to the Shareholders, in the proportions set forth in Exhibit A, as an accommodation to the Companies and the Shareholders in light of the fact that each Company will commence liquidation at or immediately after the Closing.

     The Purchase Price shall be allocated among the Assets as agreed upon by the Companies and ADP at or prior to the Closing in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder. The Companies and ADP shall use all reasonable efforts to agree upon such allocation as soon as practicable. The allocation of the Purchase Price determined under this (S)1.4 shall be binding on the Parties, shall be used for all purposes on their respective Federal, state, and local income tax returns, and shall be supported by them in any audits or other disputes or litigation involving any such returns.

     ADP and each of the Companies shall timely prepare and file all required tax reports and returns with respect to the allocation of Purchase Price under this (S)1.4, such as Internal Revenue Service Form 8594 or any equivalent statement, and shall furnish the other Parties with a copy of any such form or statement no later than 10 days prior to the required filing date. The Companies and the Shareholders shall pay, and shall hold ADP and American harmless from and against, any and all taxes, assessments, and other charges that may be due and payable, or which relate in any way, to the transfer of the Assets by the Companies to American.

     (S)1.5  Closing.  The closing of the Asset Purchase (the "Closing") shall
             -------
be held at the offices of Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m., local time, on such date as may be reasonably designated by ADP; provided that: (a) the date for the Closing (the "Closing Date") shall be not later than five business days after the satisfaction or waiver of all contingencies set forth in
Article V of this Agreement; and (b) the Closing shall be effective as of 12:01 a.m., local time, on October 1, 1997, unless otherwise agreed by the Companies and ADP.

     (S)1.6  Conveyance Documents.  At the Closing, the Companies shall convey,
             --------------------
assign, and transfer their respective Assets to American through the execution and delivery of the following documents:

          (a) A bill of sale of the Equipment and Supplies, substantially in the form attached as Exhibit E to this Agreement;

          (b) An assignment of the Cash, Receivables, and Goodwill substantially in the form attached as Exhibit F to this Agreement;

          (c) An assignment of the Supplier Agreements substantially in the form attached as Exhibit G to this Agreement;

          (d) The Assignment of Leases and the separate assignment of each Lease as contemplated by (S)1.4(d), above;

          (e) [Intentionally omitted];

          (f) An assignment of the Proprietary Rights and Software substantially in the form attached as Exhibit I to this Agreement; and

          (g) Such other assignment or conveyance documents as may be reasonably requested by ADP or American.

     If consents or approvals of any other parties are required for any conveyances, assignments, or transfers contemplated by this Agreement, the Companies and the Shareholders shall cause those consents or approvals to be obtained prior to the Closing. All costs and expenses related to such consents or approvals shall be paid by the Companies.

     (S)1.7  Possession.  American shall be entitled to exclusive possession of
             ----------
the Assets as of the Closing.

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF ADP
                     -------------------------------------

     In order to induce the Companies and the Shareholders to enter into this Agreement, ADP hereby represents and warrants to the Companies and the Shareholders that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules specifically referred to in this Article and delivered by ADP to the Companies and the Shareholders on or prior to the date of this Agreement (collectively, the "ADP Schedules"):

     (S)2.1  Organization and Standing.  ADP is a corporation duly organized,
             -------------------------
validly existing and in good standing under the laws of the State of Delaware. American is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Except as set forth on Schedule 2.1, each of ADP, American, and ADP's other subsidiaries has full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted and is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on ADP and its subsidiaries, taken as a whole.

     (S)2.2  Power and Authority.  Each of ADP and American has all requisite
             -------------------
corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each of ADP and American. This Agreement has been duly executed and delivered by each of ADP and American and constitutes the legal, valid and binding obligation of each of ADP and American, enforceable against each of ADP and American in accordance with its terms.

     (S)2.3  Capitalization of Each of ADP and American.  As of the date of this
             ------------------------------------------
Agreement:

            (a) ADP Stock.  ADP's authorized capital stock (the "ADP Stock")
                ---------
     consists solely of: (i) 2,500,000 shares of common stock, par value $.01 per share, of which 375,792 are issued and outstanding; (ii) 400,000 Series A Convertible Preferred Shares, par value $.01 per share, all of which are issued and outstanding; and (iii) 70,000 Series B Redeemable Preferred Shares, par value $.01 per share, all of which are issued and outstanding. Each outstanding share of capital stock of ADP is, and all ADP Shares to be issued pursuant to this Agreement will be (when issued as contemplated by this Agreement), duly authorized, validly issued, fully paid and nonassessable, and have not been and will not be issued in violation of any preemptive or similar rights.

            (b) American Stock.  American's authorized capital stock consists
                --------------
     solely of 100 shares of common stock, par value $.01 per share, all of which are issued, outstanding and owned by ADP.

            (c) Stock Ownership.  Set forth in Schedule 2.3 are complete and
                ---------------
     accurate lists of (i) the shareholders of ADP who were initial investors in ADP and the shares of ADP owned by each of them, and (ii) acquisitions completed by ADP prior to the date of this Agreement and the shares of ADP outstanding as a result of each acquisition.

            (d) No Other Commitment.  Except as set forth in Schedule 2.3, as of
                -------------------
     the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by ADP of any shares of ADP Stock, nor are there outstanding any securities which are convertible into or exchangeable for any ADP Stock and ADP has no obligation of any kind to issue any additional securities of ADP, or any predecessor.

            (e) Compliance with Laws; No Liens.  The issuance of all shares of
                ------------------------------
     ADP Stock has been, and the issuance of the ADP Shares to the Shareholders as contemplated by this agreement will be (subject to (S)3.28, below), in full compliance in all material respects, except where non-compliance would have no adverse effect on ADP, with all applicable federal and state securities laws and other laws. Except as set forth in Schedule 2.3, ADP has not agreed to register any securities under the Securities Act and the rules and regulations thereunder or under any state securities law.

     (S)2.4  Conflicts; Consents and Approvals.  The execution and delivery of
             ---------------------------------
this Agreement by ADP and American and the consummation by them of the transactions contemplated in this Agreement will not:

            (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADP or American under any of the terms, conditions or provisions of the certificate of incorporation or bylaws, each as amended to date, of ADP or American, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which ADP or American is a party and which is material to ADP and its subsidiaries (including, without limitation, American), taken as a whole, except that pursuant to ADP's Revolving Credit Agreement with Fleet National Bank ("Fleet") dated April 24, 1997, Fleet will have a security interest in the Assets after they are acquired by American;

            (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to ADP or American or its properties or assets; or

            (c) Require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than such actions taken in respect of federal and state securities laws as are contemplated by this Agreement.

     (S)2.5  Litigation.  There is no suit, claim, action, proceeding or
             ----------
investigation pending or, to the best knowledge of ADP, threatened against ADP, American, or any other ADP subsidiary which, individually or in the aggregate, is reasonably likely to have a material adverse effect on ADP and its subsidiaries, taken as a whole, or a material adverse effect on the ability of ADP or American to consummate the transactions contemplated in this Agreement. Neither ADP, American, nor any ADP subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a material adverse effect on it or a material adverse effect on the ability of ADP or American to consummate the transactions contemplated by this Agreement.

     (S)2.6  Brokerage and Finder's Fees.  Neither ADP nor any of its
             ---------------------------
subsidiaries (including, without limitation, American), shareholders, directors, officers or employees has incurred, or will incur on behalf of ADP or American, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     (S)2.7  Financial Statements.  ADP has furnished to the Companies and the
             --------------------
Shareholders the following (collectively, the "ADP Financial Statements"): the balance sheets for ADP as at June 30, 1997, and the related statements of income and retained earnings and cash flows for the period then ended. The ADP Financial Statements have been prepared from and are in accordance with the books and records of ADP and in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of ADP as of the dates stated and the results of operations of ADP for the periods then ended in accordance with such practices.

     (S)2.8  Undisclosed Liabilities.  Except as disclosed in Schedule 2.8, ADP
             -----------------------
does not have any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

            (a) Those set forth in the ADP Financial Statements which have not been paid or discharged since the date thereof; and

            (b) Those incurred in transactions in the ordinary course of ADP's business since the date of the ADP Financial Statements, including without limitation the acquisition of dental practices, assets of dental practices, or other similar transactions unless obligations of ADP with respect to such acquisitions would be properly included in ADP Financial Statements if current as of the date of this Agreement, or unless full disclosure of the terms of any such acquisition is not prohibited by contractual undertakings by ADP.

     (S)2.9  Taxes.
             -----

            (a) ADP has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all taxes, assessments, fees and other governmental charges due from ADP including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the ADP Financial Statements and will be timely paid. No claim has been made by authorities in any jurisdiction where ADP did not file tax returns that it is or may be subject to taxation therein.

            (b) ADP has delivered to the Companies and the Shareholders copies of all federal, state, local, and foreign income tax returns filed with respect to ADP as of the date of this Agreement. Schedule 2.9 sets forth the dates and results of any and all audits conducted by taxing authorities within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 2.9, all deficiencies proposed as a result of any audits have been paid or settled. There are no pending or, to the best of ADP's knowledge, threatened federal, state, local or foreign tax audits or assessments of ADP and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of ADP.

            (c) ADP is not on the date of this Agreement, nor will it be at the Closing, liable for taxes, assessments, fees or governmental charges for which it has not made adequate provision.

     (S)2.10 Compliance with Law.  Except as set forth in Schedule 2.10, ADP has
             -------------------
complied and is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority, agency, or instrumentality relating to ADP, or its business or properties, including without limitation all zoning, fire, safety, building, asbestos laws, ordinances, regulations and requirements, Environmental Laws (defined in (S)3.11), Governmental Reimbursement Laws (defined in (S)3.27), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees; federal and state antitrust and trade regulation laws applicable to competition generally or to agreements restricting, allocating or otherwise affecting geographic or product markets; and all related laws, ordinances, regulations and requirements (the "Relevant Laws"). Except as set forth in
Schedule 2.10, ADP has not been charged with or given notice of any violation of any of the Relevant Laws which violation has not been remedied in full. Except as set forth on Schedule 2.10, (i) ADP has never disposed of, or contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, radioactive waste or sewage sludge, and (ii) no such wastes, substances, or sludge generated by ADP have finally come to be located on any site which is or has been (including as a potential or suspect site) included in any published federal, state, or local "superfund" or other list of hazardous or toxic waste sites.

     (S)2.11 Complete Disclosure; Expiration.  No representation or warranty by
             -------------------------------
ADP in this Agreement or the ADP Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading.

     The Parties acknowledge that the dental industry and dental practices are regulated extensively at the state and federal levels. The laws of many states, including states where ADP operates and anticipates operating, prohibit business corporations or other non-dental entities (such as ADP) from practicing dentistry (which in certain states includes managing and operating a dental office), splitting professional fees with dentists, owning or controlling the assets of a group dental practice, employing dentists, maintaining a dentist's patient records or controlling the content of a dentist's advertising. The laws of many states also prohibit dentists from paying any portion of fees received for dental services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by a dentist to other staff members. These laws and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. ADP does not intend to control the practice of dentistry by New PC or other affiliated dental groups or their compliance with the regulatory requirements directly applicable to dentists or the practice of dentistry. However, there can be no assurance that any review of ADP's business relationships, including the relationships of ADP with New PC and other affiliated dental groups, by courts or other regulatory authorities will not result in determinations that could adversely affect the operations of ADP, or that the laws and regulatory environment will not change to restrict ADP's long-term service agreements, or that enforceability of the provisions thereof will not be limited. The laws and regulations of certain states in which ADP may seek to expand may require ADP to change its contractual relationships with dental practices in a manner that may restrict the ADP's operations in those states or may prevent ADP from acquiring the assets of or providing comprehensive services to dental practices in those states.

     ADP's obligations with respect to the representations and warranties set forth in this Article shall expire on the third anniversary of the Closing Date.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANIES AND THE SHAREHOLDERS
                     -------------------------------------

     In order to induce ADP and American to enter into this Agreement, the Companies and the Shareholders hereby jointly and severally represent and warrant to ADP and American that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules referred to in this Article and delivered by the Companies to ADP on or prior to the date of this Agreement (collectively, the "APA and OCS Schedules"):

     (S)3.1  Organization and Standing.  Each Company is a corporation duly
             -------------------------
organized, validly existing, and in good standing under the laws of the State of Minnesota with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Company is duly qualified to do business in each jurisdiction listed in Schedule 3.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by such Company nor the properties it owns, leases or operates requires it to qualify to do business in any other jurisdiction. Neither Company has received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that it is required to be qualified or authorized to do business in any such jurisdiction, in which it is not so qualified or has not obtained such authorization. Neither Company is in default in the performance, observation or fulfillment of any provision of its articles of incorporation, bylaws, or other organizational documents, each as amended to date.

     (S)3.2  Capitalization and Security Holders.
             -----------------------------------

            (a)  APA and OCS Stock.  The authorized capital stock of the
                 -----------------
     Companies consists solely of (i) 25,000 shares of common stock of APA (the "APA Shares"), of which 1,000 are issued and outstanding, and (ii) 50,000 shares of common stock, par value $.01 per share, of OCS (the "OCS Shares"), of which 28,484 are issued and outstanding.

            (b) Stock Ownership.  The Shareholders own beneficially and of
                ---------------
     record all of the outstanding APA Shares and OCS Shares. Exhibit A attached to this Agreement contains a correct and complete list of the names of the Shareholders and accurately identifies all of the APA and OCS Shares owned by the Shareholders, respectively.

          (c) Due Authorization and Issuance.  Each outstanding APA Share and
              ------------------------------
     OCS Share has been duly authorized and validly issued, is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights.

          (d) No Other Commitment.  There are no outstanding subscriptions,
              -------------------
     options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by either Company or any Shareholder of any capital stock or other securities of APA or OCS, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of APA or OCS, and neither Company has an obligation of any kind to issue any additional securities.

          (e) Compliance with Laws; Liens.  The issuance, sale, and transfer of
              ---------------------------
     all of the APA and OCS Shares have been in full compliance with all applicable federal and state securities laws and other laws. All of the APA and OCS Shares are free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws. Neither Company has agreed to register any securities under the Securities Act of 1933, as amended

     (the "Securities Act"), and the rules and regulations thereunder or under any state securities law.

     (S)3.3  Subsidiaries.  Neither Company owns any subsidiary corporations,
             ------------
nor does either Company own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise (hereinafter, simply "entity"). Neither Company is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     (S)3.4  Business of the Companies.  APA is and has been engaged in the
             -------------------------
business of providing administrative services and staff support to providers of orthodontic services, including without limitation OCS, and is engaged in no other business whatsoever except as may be incidental to the foregoing. OCS is and has been engaged in the business of providing general dentistry and specialty dental and orthodontic services to its patients and is engaged in no other business whatsoever except as may be incidental to the foregoing.

     (S)3.5  Power and Authority; Capacity.  Each Company has all requisite
             -----------------------------
corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each Company. Each Shareholder has full legal capacity, power, and authority to enter into this Agreement and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by each Company and each Shareholder and constitutes the legal, valid and binding obligation of each Company and each Shareholder enforceable against each of them, respectively, in accordance with its terms. No other action or proceeding by or in respect of either Company or any Shareholder is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

     (S)3.6  Consents and Approvals.  Except for the consents described in
             ----------------------
Schedule 3.6, all of which shall be obtained prior to the Closing, neither the execution and delivery of this Agreement by either Company or any Shareholder nor the consummation of the transactions contemplated by this Agreement require or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

     (S)3.7  Financial Statements.
             --------------------

            (a) Each Company shall furnish to ADP the balance sheets and profit and loss statements for such Company as of December 31, 1996, and a profit and loss statement prepared on a combined basis for both Companies as of August 31, 1997 (collectively, the "Financial Statements") and the tax returns for such Company for the three most-recent tax years (collectively, the "Tax Returns"). The Financial Statements for each Company were prepared from and are in accordance with the books and records of such Company on a modified cash basis consistent with such Company's past practices, and the Financial Statements and Tax Returns for each Company shall fairly present the financial condition of such Company as of the dates stated and the results of operations of such Company for the periods then ended in accordance with such practices.

           (b) [Intentionally omitted.]

     (S)3.8  Undisclosed Liabilities.  Except as set forth in Schedule 3.8,
             -----------------------
neither Company has any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

           (a) Those set forth in the Financial Statements which have not been paid or discharged since the date thereof;

           (b) Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in Schedule 3.20; and

           (c) Current liabilities (determined in accordance with generally accepted accounting principles) incurred since January 1, 1997, in transactions in the ordinary course of business consistent with past practices which are properly reflected on its books and are not inconsistent with the other representations, warranties and agreements of the Companies and the Shareholders set forth in this Agreement.

           (d) Those arising under and as a result of this Agreement.

     (S)3.9  Absence of Certain Changes.  Except as set forth in Schedule 3.9,
             --------------------------
since December 31, 1996, there has not been:

           (a) Any material adverse change in or effect on the business, operations, assets, properties, prospects, rights or condition (financial or otherwise) of either Company, or the ability of either Company or any Shareholder to consummate the transactions contemplated by this Agreement, or, to the best of each Shareholder's knowledge, any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change or effect (a "Material Adverse Effect");

           (b) Except as provided in the last paragraph of (S)4.2(b), below, any declaration, setting aside or payment of any distribution or payment (in cash or in kind) by either Company to any Shareholder or any direct or indirect redemption, purchase or other acquisition by either Company of any of its capital stock or other securities or any rights or agreements to purchase or acquire any of its capital or stock or other securities;

           (c) Any increase in amounts payable by either Company to or for the benefit of, or committed to be paid by either Company to or for the benefit of, any Shareholder or any director or officer of either Company, or any consultant, agent or employee of either Company, or any relatives of any such person, or any increase in any benefits granted under any bonus, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person, excepting only (i) reimbursement, in the ordinary course of business consistent with past practices, of out-of-pocket expenses incurred by employees of either Company directly in connection with such Company's business, and (ii) compensation or dividend payments to the Shareholders in amounts consistent with past practices;

           (d) Any transaction entered into or carried out by either Company other than in the ordinary and usual course of its business;

           (e) Any borrowing or agreement to borrow funds by either Company, any incurring by either Company of any other obligation or liability (contingent or otherwise), except current liabilities incurred in the usual and ordinary course of business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by either Company;

           (f) Any material change in either Company's method of doing business or any change in such Company's accounting principles or practices or its method of application of such principles or practices;

           (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of either Company;

           (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of either Company, other than in the usual and ordinary course of business consistent with past practices;

           (i) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $10,000 for any one purchase made by either Company or $25,000 for all such purchases made by both Companies combined or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by either Company exceeding an aggregate of $10,000;

           (j) Any loan or advance made by either Company to any individual, firm, corporation or other entity;

           (k) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which either Company is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

           (l) Any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of either Company, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down; or

           (m) Any disciplinary or other similar action, proceeding, or investigation taken by the Minnesota Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to either Company, any Shareholder, or any employee or, to the best of each Shareholder's knowledge without independent investigation, independent contractor of either Company.

     (S)3.10 Taxes.
             -----

           (a) Each Company has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and any and all taxes, assessments, fees and other governmental charges due from either Company, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the Financial Statements and will be timely paid. No claim has been made by authorities in any jurisdiction where either Company did not file tax returns that it is or may be subject to taxation or to reporting therein.

             (b) Each Company has delivered to ADP copies of all federal, state, local, and foreign income tax returns filed for taxable periods ended on or after December 31, 1993. Schedule 3.10-1 sets forth the dates and results of any and all audits conducted by taxing authorities against either Company or any Shareholder within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 3.10-1, all deficiencies resulting from any audits have been paid or settled. There are no pending or, to the best of each Shareholder's knowledge, threatened federal, state, local or foreign tax audits or assessments affecting either Company or any Shareholder and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of either Company.

             (c) Neither Company is, on the date of this Agreement, nor will either of them be as of the Closing, liable for taxes, assessments, fees or governmental charges for which it has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in the Financial Statements.

             (d) There exists no tax-sharing agreement or arrangement pursuant to which either Company is obligated to pay the tax liability of the other or of any Shareholder or any other person or entity, or to indemnify the other or any other person or entity with respect to any tax.

             (e) Schedule 3.10-2 includes a list of all states, territories and jurisdictions to which any tax is properly payable by either Company or in which a tax report must be filed.

     (S)3.11 Compliance with Law.  Except as set forth in Schedule 3.11-1, each
             -------------------
Company has complied and is in compliance in all material respects, except where non-compliance would have no adverse effect on the business or assets of such Company, with all applicable laws, statutes, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority, agency, or instrumentality relating to either Company, or its business or properties, including without limitation all zoning, fire, safety, building, asbestos laws, ordinances, regulations and requirements, Environmental Laws (defined below), Governmental Reimbursement Laws (defined in (S)3.27), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and

Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees; all laws, rules, and regulations relating to the licensing or credentialing of dentists, endodontists, periodontists, prosthodontists, pediatric dentists, orthodontists, oral surgeons, certified registered dental assistants, hygienists, and other dental care professionals involved with the business of either Company; all federal or state laws and regulations relating to fraud and abuse; and all related laws, ordinances, regulations and requirements (collectively, the "Applicable Laws"). Except as set forth in Schedule 3.11-1, neither Company has been charged with or given notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of either Company).

     Schedule 3.11-2 includes a list of all franchises, licenses, permits, consents, authorizations, approvals and certificates necessary for each Company to carry on its business as presently conducted (collectively, the "Permits"), each of which currently is owned by such Company (as indicated on Schedule 3.11-2) and is valid and in full force and effect. Except as set forth in Schedule 3.11-3, neither Company is in violation of any of the Permits, and there are no pending or, to the best of each Shareholder's knowledge, threatened proceedings which could result in the revocation, cancellation or inability of either Company to renew any Permit.

     Except as set forth on Schedule 3.11-3, (i) neither Company has ever disposed of, or contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, radioactive waste or sewage sludge, and
(ii) to the best of each Shareholder's knowledge, no such wastes, substances, or sludge generated by either Company have finally come to be located on any site which is or has been (including as a potential or suspect site) included in any published federal, state, or local "superfund" or other list of hazardous or toxic waste sites.

     For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the environment (including without limitation any water, land, subsurface, air, fish, wildlife, and other natural resources) or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, medical wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum-based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto.

     (S)3.12 Proprietary Rights.  Schedule 3.12-1 sets forth:
             ------------------

             (a) All material names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises, and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which either Company owns or has the right to use or to which either Company is a party; and

             (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section being sometimes hereinafter referred to collectively as the "Proprietary Rights").

     Except as set forth in Schedule 3.12-2, APA or OCS (as indicated on Schedule 3.12-1) is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is no pending or, to the best of each Shareholder's knowledge, threatened investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to either Company's right, title or interest in any Proprietary Right.

     Other than those Proprietary Rights listed in Schedule 3.12-1, no name, patent, invention, trade secret, patient list, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of either Company in substantially the same manner as such business is presently conducted. No business of either Company has been or is now being conducted in contravention of any trademark, copyright or other proprietary right of any third party.

     Except as set forth in Schedule 3.12-3, none of the Proprietary Rights:
(i) has been hypothecated, sold, assigned or licensed by either Company, or any other person, corporation, firm or other entity; (ii) infringes upon or violate the rights of any person, firm, corporation, or other entity; (iii) is subject to challenge, claims of infringement, unfair competition or other claims; or
(iv) to the best of each Shareholder's knowledge, is being infringed upon or violated by any person, firm, corporation or other entity.

     Except as set forth in Schedule 3.12-4: (A) neither Company has given, directly or indirectly, any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which either Company uses, licenses or sells; (B) no product, process, method or operation presently sold, engaged in or employed by either Company infringes upon any rights owned by any other person, firm, corporation or other entity; and (C) there is no pending or, to the best of each Shareholder's knowledge, threatened claim or litigation against either Company contesting the right of either Company to sell, engage in or employ any such product, process, method, or operation.

     Except as set forth in Schedule 3.12-5, each Company has exclusive rights to own, use and license others to use the computer software used by it (the "Software"). Schedule 3.12-1 lists and briefly describes, and the Companies have provided to ADP true, correct and complete copies of, all material licenses, agreements, documents and other materials relating to the Software and to the rights of the Companies therein. Except as set forth in Schedule 3.12-5, neither Company has licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has either of them granted, assigned or otherwise conveyed any right in or to the Software.

     (S)3.13 Restrictive Documents or Laws.  With the exception of the matters
             -----------------------------
listed in Schedule 3.13, neither Company and no Shareholder is a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law, order, judgment or decree, or any similar restriction not of general application, which materially and adversely affects, or reasonably could be expected to so affect: (a) the condition of either Company (financial or otherwise) or its assets; (b) the continued operation of either Company's assets after the Closing on substantially the same basis as such assets are currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

     (S)3.14 Insurance.  Each Company has been and is insured with respect to
             ---------
its property and the conduct of its business in such amounts and against such risks as are sufficient for compliance with Applicable Laws and as are adequate to protect the properties and businesses of such Company in accordance with normal industry practice. Such insurance is and has been provided by insurers unaffiliated with the Companies, which insurers are, to the best of each Shareholder's knowledge, financially sound and reputable. Set forth in
Schedule 3.14 is a true, correct and complete list of all insurance policies and bonds, if any, in force for which either Company is named as an insured party, or for which either Company has paid any premiums, and such lists correctly state the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amounts, if any, the expiration date and the premium amount of each such policy or bond. Except as disclosed in

Schedule 3.14, all such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by either Company with respect to any such policy or bond. The Companies will continue all such policies and bonds in full force and effect through the Closing. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in Schedule 3.14, neither Company is a co-insurer under any term of any insurance policy.

     (S)3.15 Bank Accounts, Depositories; Powers of Attorney.  Set forth in
             -----------------------------------------------
Schedule 3.15 is a true, correct and complete list of the names and locations of all banks or other depositories in which either Company has one or more accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such
Schedule 3.15, no person or entity has a power of attorney from either Company.

     (S)3.16 Title to and Condition of Properties.  Except as set forth in
             ------------------------------------
Schedule 3.16-1, each Company has good, valid and marketable title to all of its assets of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all assets shown or reflected on the Financial Statements). Except as set forth in
Schedule 3.16-2, all such assets are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including without limitation: (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) violations of Environmental Laws and zoning, fire safety, building, and other laws, ordinances and regulations applicable to such properties. The current uses of all such assets are in compliance with all federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation, or any applicable private restriction, and such uses are legal conforming uses. Except as set forth in Schedule 3.16-3, no financing statement under the Uniform Commercial Code or similar law naming either Company as debtor has been filed in any jurisdiction, and neither Company is a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.
Schedule 3.16-4 contains a complete and accurate legal description of all of the real property owned or leased by either Company (organized by category).
Neither Company owns or leases any other real property.

     Except as set forth in Schedule 3.16-5, all real property and structures and all machinery, equipment, and other tangible personal property owned, leased or used by either Company which are material to the operation of such Company's business, are suitable for the purpose or purposes for which they are being used (including full compliance with all Applicable Laws relating to such use), and are in good condition and repair in all material respects. To the best of each Shareholder's knowledge, there are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any building or other such structure owned or used by either Company, and the electrical, plumbing, heating systems, and air conditioning systems of all such structures are in good operating condition. No hazardous waste or toxic material is stored upon or in the portion of any real property owned, leased, or used by either Company (including without limitation any underground storage tanks), except hazardous or infectious waste or toxic material generated in the ordinary course of business. Neither Company has received any notice of non-compliance or violations or threatened non-compliance or violations of any Environmental Laws relating to any real property owned, leased or used by either Company. Neither Company (including all of such Company's agents) and no Shareholder has caused or permitted, and to the best of each Shareholder's knowledge no other party has caused or permitted, any hazardous waste or toxic material to be disposed of or discharged or leaked from, or otherwise contaminate any real property owned, leased or used by either Company. The utilities servicing the real properties owned or used by either Company are adequate to permit the continued operation of the business of such Company, and there are no pending or, to the best of each Shareholder's knowledge, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation.

     (S)3.17 Brokers, Finders.  The transactions contemplated by this Agreement
             ----------------
were not submitted to either Company or any Shareholder by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of either Company or any Shareholder, submitted to ADP by any broker or other person, and none of the actions of either Company or any Shareholder has given rise to any claim by any person for a commission, finder's fee or like payment against any of the Parties.

     (S)3.18 Legal Proceedings, etc.  Except as listed and described in
             -----------------------
Schedule 3.18, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or, to the best of each Shareholder's knowledge, threatened against or relating to either Company (or any Shareholder, or any of the employees or, to the best of each Shareholders' knowledge without independent investigation, independent contractors of either Company in connection with the business or affairs of either

Company), by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or, to the best of each Shareholder's knowledge, threatened for the purpose of enjoining or preventing the consummation of the Asset Purchase or any other transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.18, neither Company and no Shareholder is subject to any judgment, order or decree, or any governmental restriction applicable to him or it, which has a reasonable probability of having a Material Adverse Effect, or which may materially adversely affect the ability of either Company to acquire any property or conduct business as it is currently being conducted. Except as listed and described in Schedule 3.18, to the best of each Shareholder's knowledge, there are no facts, circumstances, or occurrences which may give rise to any claims, proceedings, or suits against either Company, any Shareholder, or any of the employees or, to the best of each Shareholder's knowledge without independent investigation, independent contractors of either Company which could have an adverse effect on either Company, its business, or its assets.

     (S)3.19 ERISA.
             -----

             (a) Schedule 3.19 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by either Company or any affiliate (as defined below) and covers any Shareholder, any employee or former employee of either Company or any affiliate or under which either Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to ADP together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as on
     Schedule 3.19.

             (b) No Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no Employee Plan is maintained in connection with any trust described in
     Section 501(c)(9) of the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. Full payment has been made of all amounts which either Company or any affiliate is required to have paid as contributions to or benefits under any Employee Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any Employee Plan that have not been disclosed to ADP in writing prior to the Closing. Neither Company and no Shareholder knows of any "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan. No condition exists and no event has occurred that could constitute grounds for termination of any Retirement Plan, and neither of the Companies or any of their respective affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make either Company or any Shareholder subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or, to the best of each Shareholder's knowledge, threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such.

             (c)   Each Employee Plan which is intended to be qualified under
     Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Companies have furnished to ADP copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in material compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

             (d) There is no contract, agreement, plan or arrangement covering any employee or former employee, any Shareholder or former shareholder of either of the Companies or any of their respective affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

             (e) Schedule 3.19 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan,
     (ii) is entered into, maintained or contributed to, as the case may be, by either of the Companies or any of their respective affiliates, and
     (iii) covers any employee or former employee, any Shareholder or former shareholder of either of the Companies or any of their respective affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to ADP, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

             (f) Except as set forth in Schedule 3.19, there is no liability in respect of post-retirement health and medical benefits for retired employees of either of the Companies or any of their respective affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Each Company has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any Shareholder or other active employee of such Company under the terms of any such plan and descriptions thereof given to employees. With respect to any of the Companies' respective Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder so that each of the Companies and their respective affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such Plan.

             (g) Except as set forth in Schedule 3.19, there has been no amendment to, written interpretation or announcement (whether or not written) by either of the Companies or any of their respective affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the Closing.

             (h) Except as set forth in Schedule 3.19, neither Company is a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any Shareholder or employee or independent contractor of either Company.

             (i) The execution and consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of either Company that has not been specifically disclosed on Schedule 3.19 or which is not material to the financial condition or business of either Company.

             (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

     (S)3.20 Contracts.  Schedule 3.20-1 lists and briefly describes all
             ---------
contracts, purchase orders, agreements, leases, executory commitments, arrangements and understandings (written or oral) to which either Company is a party which (a)(i) involve payments or commitments in excess of $15,000 (in the aggregate) for any purchase order or $15,000 (in the aggregate) for any other contract, agreement, lease, commitment, arrangement, or understanding, or
(ii) extend beyond one year (or both), or are otherwise material to the condition, operations, assets, or business of either Company, unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (b) are with any present or former shareholder, employee, agent or independent contractor of either Company, or, to the best of each Shareholder's knowledge without independent investigation, any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person not terminable at will, (c) provide for the future purchase by either Company of any materials, equipment, services or supplies and continue for a period of more than 12 months (including periods covered by any option to renew by either party) or provide for a price materially in excess of current market prices or is in excess of normal operating requirements over its remaining term, or (d) involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of either Company to compete in any line of business or provide any of their services in any geographic area;
(iii) any obligation or commitment which limits the freedom of either Company to sell, lease, license or otherwise provide its services; (iv) any contract or agreement the performance of which can reasonably be expected to result in a loss to either Company; or (v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person. All of such contracts, agreements, leases, commitments, and other arrangements and understandings are valid and binding, in full force and effect and enforceable in accordance with their respective provisions.

     Schedule 3.20-2 lists and briefly describes all contracts, agreements, arrangements and understandings (written or oral) to which either Company is a party, under which either Company receives revenue, and which (i) involve payments or commitments to the Companies in excess of $15,000 (in the aggregate), or (ii) are otherwise material to the condition, operations, assets, or business of either Company.

     Neither Company is in violation of nor in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a default of any contract, agreement, lease, commitment, arrangement or understanding of the type described in the preceding provisions of this section.

     The Companies have delivered to ADP a correct and complete copy of the fee schedule which is currently in effect under each agreement with a third party payor to which each of the Companies or any of their respective employees or independent contractors is a party or otherwise provides services, which fee schedules have been initialed by Dr. Biewald for purposes of identification.

     Schedule 3.20-3 contains a correct and complete list of all dentists and orthodontists employed or otherwise retained by either Company.

     Schedule 3.20-4 sets forth an accurate and complete list of the 10 largest third party payors, in terms of revenue generation for the Companies for the 12-month period ended July 31, 1997, who currently contract with either of the Companies or any of their respective employees or independent contractors for the performance of, and reimbursement for, dental services. The Companies have delivered to ADP an accurate and complete list of all individuals enrolled as patients with either Company as of July 31, 1997 pursuant to any such contract, which list has been initialed by the Dr. Biewald for purposes of identification and the total number of such patients has been described on Schedule 3.20-4. Not less than five days prior to the Closing, the Companies shall update Schedule 3.20-4 to show the total number of individuals enrolled as patients with either Company as of the last day of the calendar month immediately preceding the Closing.

     Except as set forth in Schedule 3.20-5, neither Company has received any notice from any third party payor, patient, or supplier to the effect that such third party payor, patient, or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with either Company as a result of any transaction contemplated by this Agreement or otherwise.

     (S)3.21 Accounts Receivable.  As of the Closing Date, all accounts and
             -------------------
notes receivable being assigned pursuant to (S)1.1(d), above, are or will be collectible in full and are or will be valid and subsisting and represent or will represent sales actually made or services actually provided in the ordinary and usual course of business of the Companies consistent with past practices.

     Schedule 3.21 includes a list of all amounts payable to either Company by any Affiliate of either Company (the "Related Party Receivables") and all amounts payable by either Company to any Affiliate of either Company (the "Related Party Payables") as of August 31, 1997, specifying the payor, payee, and amount of each Related Party Receivable and Related Party Payable. For purposes of this Agreement, other than for (S)3.19, above, an "Affiliate" of either Company shall mean any shareholder, director, officer, or employee of such Company, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with such Company or any such other person or entity.

     (S)3.22 No Conflict or Default.  Except for the consents described in
             ----------------------
Schedule 3.22, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by the Companies and the Shareholders, nor compliance by the Companies and the Shareholders with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will violate in any manner any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the articles of incorporation, by-laws, or other organizational documents of either Company or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which either Company or any Shareholder is a party or by which either Company or any Shareholder, or any of such

Company's or Shareholder's assets, are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any assets of either Company, or give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the assets, contracts or business of either Company.

     (S)3.23 Books of Account; Records.  Each Company's general ledgers,
             -------------------------
corporate record book and other records relating to the material assets, contracts and outstanding legal obligations of such Company are, in all material respects, complete and correct, and have been maintained in accordance with good business practices, and the matters contained therein are appropriate and accurately reflected in the Financial Statements.

     (S)3.24 Compensation.  Schedule 3.24 sets forth the total salary, bonus,
             ------------
other corporate fringe benefits, perquisites, dividends and distributions allocated to or paid to each Shareholder during or with respect to calendar year ended December 31, 1996, and any changes to the foregoing which have occurred subsequent to December 31, 1996. Schedule 3.24 also lists and describes the current compensation of all employees of each Company (other than the Shareholders) whose total current salary and bonus exceeds $35,000 annually and any consultant, advisor, or independent contractor whose compensation exceeds $5,000 annually. No changes will be made by either Company in the amount or kind of any compensation being paid or provided to any individual listed in
Schedule 3.24 from the amounts and kinds of compensation described therein prior to the Closing without ADP's prior written consent, provided that the Companies may make compensation or dividend payments to the Shareholders in a manner consistent with prior practices and distributions as specifically permitted by clause (B) of the last paragraph of (S)4.2(b), below. Except as disclosed in
Schedule 3.24, there are no other forms of compensation paid to any Shareholder or other employees or independent contractors of either Company (except for consideration paid to professional advisors in connection with the Asset Purchase). Except as disclosed in Schedule 3.24, the provisions for wages and salaries accrued in the Financial Statements are adequate for wages and salaries and other compensation to each Company's employees, including without limitation vacation pay, sick pay, accrued compensation to any dentist, and all commissions and other fees payable to agents, salesmen, independent contractors, and representatives of each Company. Except as set forth in Schedule 3.24, neither Company has become obligated, directly or indirectly, to any Shareholder or any of the other employees or independent contractors of either Company or, to the best of each Shareholder's knowledge without independent investigation, any person related to such person by blood or marriage, except for current liability for such compensation.

Except as set forth in Schedule 3.24, no Shareholder or any other employees or independent contractors of either Company or, to the best of each Shareholder's knowledge without independent investigation, any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, either Company. Neither Company has any agreement or understanding with any of the employees, representatives or independent contractors of such Company which would influence any such person not to become associated with ADP or American from and after the Closing or from serving ADP or American after the Closing in a capacity similar to the capacity presently served. Except as set forth in Schedule 3.24, to the best of each Shareholder's knowledge, no employee of either Company has a present intention to leave the employ of such Company or has taken any action indicative of leaving the employ of such Company.

     (S)3.25 Labor Relations.  Except as set forth in Schedule 3.25, no
             ---------------
employees of either Company are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against either Company pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the best of each Shareholder's knowledge, threatened against or involving either Company. No labor grievance has been filed with either Company; no arbitration proceeding which has had or may have such an effect has arisen out of or under a collective bargaining or other labor agreement and is pending; and no claim therefor has been asserted. No collective bargaining or other labor agreement is currently being negotiated by either Company and no union or collective bargaining unit represents either Company's employees. Neither Company has experienced any work stoppage or other material labor difficulty during the past five years.

     (S)3.26 Suppliers and Third Party Payors.  Except as set forth in
             --------------------------------
Schedule 3.26, no supplier of products or services to either Company has indicated that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to either Company either prior to, or following the consummation of, any of the transactions contemplated by this Agreement. Schedule 3.26 sets forth (a) a list of all third party payors who have terminated their relationships with either Company since December 31, 1996, or have notified either Company or any Shareholder since December 31, 1996, that they intend to terminate their relationships with either Company, and (b) the gross receipts received from such third party payors for the 12-month period ending on December 31, 1997. Except as set forth in Schedule 3.26, neither Company and no Shareholder knows of any loss of a relationship with any third party payor that alone or in the aggregate comprises more than 1% of calendar 1996 actual revenues of either Company as shown in the Financial Statements that has indicated that it is considering or plans to discontinue using either Company as its provider of dental services as a result of any of the transactions contemplated by this Agreement.

     (S)3.27 Medicare and Medicaid.  Except as set forth in Schedule 3.27,
             ---------------------
neither Company and no Shareholder, nor any other dentist or other dental care professional employed or retained by either Company is a provider of dental services through Medicare, Medicaid, or any other governmental health care reimbursement program (collectively, the "Governmental Programs"), nor has or does either Company or any such dentist or other dental care professional received or expect to receive any reimbursement under any such Governmental Programs. Neither Company and no Shareholder, nor any employee, to the best of each Shareholder's knowledge without independent investigation, independent contractor or other agent of either Company has violated any law, statute, rule, regulation, or order under or relating to any Governmental Program, including without limitation those relating to fraud and abuse (the "Governmental Reimbursement Laws").

     (S)3.28 Investment Intent.  Each Shareholder is a resident of the State of
             -----------------
Minnesota. The Shareholders and the Companies are "accredited investors," as that term is defined in Regulation D promulgated under the Securities Act. Each Shareholder (a) by reason of his business and financial experience, and the business and financial experience of those persons advising him with respect to his investment in the ADP Shares and the Notes, as the case may be (in any such case, the "Securities"), has, together with such advisors, such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of his prospective investment in the Securities; (b) to his satisfaction, has been provided the opportunity to ask questions, receive answers, and obtain information from ADP concerning ADP, its business, and the terms and conditions of the Securities, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (c) is acquiring the Securities acquired by him for his own account for investment purposes only and without any view towards resale or other distribution;
(d) except for the representations and warranties of ADP set forth in Article II of this Agreement, no representations or warranties have been made to him by or on behalf of ADP in connection with this transaction, and in making his investment in the Securities, he is relying on the results of his own independent investigation; (e) understands that an investment in the Securities is a speculative investment and has determined that he can bear the economic risks of his investment in the Securities, can afford a complete loss of such investment, and is not relying upon any representation or warranty made by ADP, or any officer, director, shareholder, employee, agent, or representative of ADP regarding the value of the Securities; (f) understands that the issuance of the Securities as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the Securities are not and will not be registered under the Securities Act, the Securities Exchange Act of 1934, or any state securities laws, and that there will be no public market for the Securities; (g) agrees that any certificates evidencing the ADP Shares shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to ADP of a legal opinion of or satisfactory to ADP's legal counsel that such exemption is applicable; (h) agrees that ADP can issue stop transfer instructions to its transfer agent prohibiting transfer of the ADP Shares except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Shareholders Agreement (defined in (S)4.2(i), below); and (i) understands that the ADP Shares will be subject to additional transfer, voting, and other restrictions pursuant to the Shareholders Agreement.

     (S)3.29 Disciplinary Actions.  Except as set forth in Schedule 3.29, during
             --------------------
the three year period ending on August 31, 1997, there have been no disciplinary or other similar actions, proceedings, or investigations taken by the Minnesota Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to either Company, any Shareholder, or any employee, or, to the best of each Shareholder's knowledge without independent investigation, independent contractor of either of the Companies or any of their respective affiliates.

     (S)3.30 Complete Disclosure.  No representation or warranty by any
             -------------------
Shareholder in this Agreement or the APA and OCS Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------

     (S)4.1  Mutual Covenants.
             ----------------

             (a)   General.  Each Party shall use all reasonable efforts to
                   -------
     take all actions and do all things necessary, proper or advisable to consummate the Asset Purchase and the other transactions contemplated by this Agreement, including without limitation using all reasonable efforts to cause the conditions set forth in this Article and Article V for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request.

             (b)   Governmental Matters.  Each Party shall use all reasonable
                   --------------------
     efforts to take any action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

     (S)4.2  Covenants of the Companies and the Shareholders.  The Companies and
             -----------------------------------------------
the Shareholders hereby jointly and severally agree that:

             (a)   [Intentionally Omitted].

             (b)   Conduct of Business.  Except as otherwise expressly
                   -------------------
     contemplated by this Agreement, from the date of this Agreement until the Closing (the "Pre-Closing Period"): (i) neither Company and no Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of either Company or otherwise, that would be contrary to or in breach of any of the provisions of this Agreement or which would cause any representations and warranties of the Companies and the Shareholders contained in this Agreement to be or become untrue in any material respect; (ii) each Company shall conduct its business in the ordinary course substantially in accordance with past practices; and (iii) each Company and each Shareholder shall use all reasonable efforts to preserve each Company's business organization intact, keep available to American the present services of each Company's employees and independent contractors, keep available for the New PC the services of the Providers and the other dentists and dental specialists who are employees and independent contractors of either Company, and preserve for American the goodwill of and all agreements with third parties with whom business relationships exist. Without limiting the generality of the foregoing, during the Pre-Closing Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of ADP, neither Company and no Shareholder shall:

                 (i) Adopt or propose any change in the articles of incorporation, by-laws or other organizational documents of either Company or permit the transfer of any interest in any APA or OCS Shares;

                (ii) Redeem, repurchase, or otherwise acquire any shares of capital stock of either Company; issue, deliver, or sell any capital stock or other securities of either Company; or grant any person or entity any right from either Company or any Shareholder to acquire any interest in any APA or OCS Shares;

               (iii) Merge or consolidate with any other person or entity or acquire a material amount of assets of any other person or entity;

                (iv) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business consistent with past practices;

                 (v) Incur, create, assume, or otherwise become liable for any indebtedness other than indebtedness incurred consistent with past practices (but subject in any event to (S)4.2(g) of this Agreement);

                (vi) Enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, salary increases, severance or termination pay to, any consultant, employee or independent contractor of either Company;

               (vii) Adopt, amend or terminate any employee benefit plan, except in accordance with (S)3.19, above, or increase, amend, or terminate any benefits to consultants, employees or independent contractors of either Company;

              (viii) Modify in any material way or terminate any of the contracts listed (or required to be listed) in Schedule 3.20 except in the ordinary course of business consistent with past practices;

                (ix) Settle any claims, litigation, or actions, whether now pending or hereafter made or brought, unless such settlement does not and could not have a Material Adverse Effect;

                 (x) Engage in any transaction, or enter into any agreement, contract, lease, or other arrangement or understanding, with any Affiliate of either Company; or

                (xi)   Agree or commit to do any of the foregoing.

          Notwithstanding the foregoing, during the Pre-Closing Period: (A) the Companies shall be permitted to repay loans to the Shareholders in the aggregate amount of not more than $40,000; and (B) each Company may make distributions to its Shareholders consistent with past practices in a maximum amount which, when combined with all other distributions to its Shareholders, are sufficient for its Shareholders to pay their income taxes payable as a result of the net S corporation income allocable to the Shareholders as shareholders of such Company for the current fiscal year.

             (c)   Exclusive Rights.  Neither Company, nor any Shareholder,
                   ----------------
     nor any of their respective Affiliates or representatives shall, directly or indirectly, solicit (including without limitation by way of furnishing or making available any non-public information concerning the business or assets of either Company) or engage in negotiations or discussions with, disclose any of the terms of this Agreement to, accept any offer from, furnish any information to, or otherwise cooperate, assist or participate with any person or organization (other than ADP and its representatives) regarding any Acquisition Proposal (defined below), except that any person or entity making an Acquisition Proposal may be informed of the restrictions contained in this sentence. The Companies and Shareholders shall notify ADP promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, either Company or any Shareholder. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer, proposal or expression of interest received by either Company or any Shareholder prior to the Closing regarding the acquisition by purchase, merger, lease, or otherwise of any interest in either Company, any of the business of either Company, or any material assets, customer relationships or other operations of either Company.

             (d)   Access to Records and Other Due Diligence.  During the
                   -----------------------------------------
     Pre-Closing Period, the Companies and the Shareholders shall: (i) make or cause to be made available to ADP and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets of each Company and all books, contracts, agreements, commitments, records and documents of every kind relating to such Company's business, and shall permit ADP and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times during normal business hours and upon reasonable notice, including without limitation access to all tax returns filed and in preparation and all audit and other work papers and all reports to management and related responses; and (ii) permit representatives of ADP to interview suppliers, customers, and personnel of each Company.

             (e)   Disclosures.  After the date of this Agreement, neither
                   -----------
     Company and no Shareholder shall: (i) disclose to any person, association, firm, corporation or other entity (other than ADP and its representatives, attorneys, accountants, and agents or those designated in writing by ADP) in any manner, directly or indirectly, any proprietary information or data relevant to the business of either Company, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than ADP and its representatives, attorneys, accountants, and agents or those designated in writing by ADP) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by either Company or any Shareholder, and (B) disclosures of information to employees of either Company who need to know such information and use of such information by employees of either Company who need to use such information, in each use only to the extent necessary for the benefit of either Company or ADP.

             (f)   Employee Retention.  The Companies and the Shareholders
                   ------------------
     acknowledge that in ADP's view it is essential to the proposed successful operation of the business of American that each Company retain substantially unimpaired its operating organization, including without limitation retaining its current employees, except for any changes contemplated by this Agreement. During the Pre-Closing Period, the Companies and the Shareholders shall endeavor in good faith at all times to maintain good relations with all employees of each Company.

             (g)   Affiliate Indebtedness.  During the Pre-Closing Period,
                   ----------------------
     neither Company and no Shareholder shall cause or permit either Company to make any advances, loans, or extensions of credit to any Affiliate of such Company, or otherwise increase the Related Party Receivables, if any, owed to such Company by any Affiliate of such Company.

             (h)   Distributions.  Except as permitted under clause (B) of the
                   -------------
     last paragraph of (S)4.2(b), during the Pre-Closing Period, neither Company shall, and no Shareholder shall permit either Company to, declare, set aside or pay any dividend or distribution (in cash or in kind) to any Shareholder.

             (i)   Shareholders Agreement; Subordination Agreement.  The
                   -----------------------------------------------
     Shareholders shall execute and deliver to ADP: (i) a Shareholders Agreement in the form attached as Exhibit J to this Agreement (the "Shareholders Agreement"); and (ii) a Subordination Agreement in the form attached as Exhibit K to this Agreement (the "Subordination Agreement"). Such agreements shall be executed by the Shareholders concurrently with this Agreement.

             (j)   Formation of New PC.  Not later than 10 days prior to the
                   -------------------
     Closing, the Shareholders shall complete the organization of a new Minnesota professional corporation satisfactory to ADP (the "New PC"), formed to operate after the Closing all professional dental practices currently operated by the Companies and having an ownership and organizational structure satisfactory to ADP. At the Closing: (i) the New PC shall enter into the Service Agreement with American; and (ii) each Shareholder (other than Karl H. Biewald, D.D.S. ("Dr. Biewald"), who shall enter into a five-year employment and noncompetition agreement with American on terms satisfactory to Dr. Biewald and American) shall (A) enter into an employment and noncompetition agreement with the New PC in the form attached as Exhibit B to the Service Agreement (the "Five-Year Agreement"), except that the Five-Year Agreements entered into by the Shareholders (other than Dr. Biewald) shall not have the termination provision contained in clause (b) of (S)10 of the Five-Year Agreement; and (B) exercise all reasonable efforts from and after the Closing to (1) cause such other dentists and dental specialists currently employed or retained by the Companies as may be designated by ADP to enter into a Five-Year Agreement with the New PC as soon as possible, and (2) cause the other dentists and dental specialists currently employed or retained by the Companies as may be designated by ADP to enter into employment and noncompetition agreements with the New PC in the form attached as Exhibit C to the Service Agreement (the "18-Month Agreement") as soon as possible.

             (k)   Notices of Certain Events.  The Companies and the
                   -------------------------
     Shareholders shall promptly notify ADP of:

                   (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

                  (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                 (iii) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of either Company or any Shareholder, threatened against, relating to, involving, or otherwise affecting any Shareholder, either Company, or any of the assets of either Company which, if in existence on the date of this Agreement would have been required to have been disclosed by the Shareholders pursuant to (S)3.18 or which relate to the consummation of any of the transactions contemplated by this Agreement; and

                  (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of Companies and the Shareholders incorrect or incomplete in any material respect.

             (l)  Representations and Warranties.  At the Closing, the Companies
                  ------------------------------
     and the Shareholders shall deliver to ADP a certificate, in form and content reasonably satisfactory to ADP, confirming that the representations and warranties set forth in Article III of this Agreement are correct and complete in all material respects. In addition, the Shareholders shall make such additional representations and warranties as may be reasonably requested by ADP to confirm the exemptions from registration under the Securities Act and applicable state securities laws which ADP is relying upon with respect to issuance of the Securities.

             (m)  Noncompetition.  During the Restricted Period (defined below)
                  --------------
     no Shareholder shall, directly or indirectly (whether individually or as a shareholder (except as a shareholder owning 1% or less of the outstanding capital stock of a publicly traded corporation), partner, member, director, officer, employee, consultant, creditor, or agent of any person, association, or other entity):

                (i) Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which provides management, consulting or other similar services of the type provided by any Affiliated Company (defined below) to any practice providing dental, orthodontic, periodontic, prosthodontic, endodontic, or other professional dental services, pediatric dentistry, or oral surgery anywhere in the Restricted Territory (defined below);

               (ii) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others; or

              (iii) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, or agent of any Affiliated Company.

          Notwithstanding the foregoing, clause (i) of this section shall not be construed to restrict any Shareholder from practicing dentistry or managing a dental practice in which such Shareholder spends a substantial portion of his time actively practicing dentistry, nor shall it prohibit Dr. Biewald from engaging in the activities specifically permitted by the Stock Purchase Agreement dated the same date as this agreement and being entered into by ADP and Dr. Biewald, among others, pursuant to (S)5.3(r), below.

          For purposes of this (S)4.2(m), (A) "Affiliated Company" shall mean ADP and all subsidiaries (including American) or affiliates of ADP other than Summit Ventures IV, L.P., and its affiliates which are not engaged in a business similar to that of ADP or its subsidiaries; (B) "Restricted Period" shall mean the period beginning on the Closing Date and ending on the later of (i) the fifth anniversary of the Closing Date or (ii) the second anniversary of the date the Shareholder is no longer employed or otherwise retained by the New PC (or any successor entity) or any Affiliated Company and is not receiving any compensation or other remuneration from the New PC (or any successor entity) or any Affiliated Company; and (C) "Restricted Territory" shall mean a radius of 25 miles from any facility or operation leased, owned, managed, or operated by any Affiliated Company.

          (n)   Injunctive Relief.  The Companies and the Shareholders
                -----------------
     acknowledge and agree that ADP's and American's remedies at law for any violation or attempted violation of any of the Companies' or Shareholders' obligations under this Agreement would be inadequate, and agree that in the event of any such violation or attempted violation, ADP and American shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to ADP and American from time to time.

          (o)   Third Party Payor Agreements.  From and after the Closing, the
                ----------------------------
     Shareholders shall cause the New PC to cooperate in all ways necessary or reasonably requested by ADP with respect to the assignment from each Company to the New PC of, and the assumption by the New PC of such Company's obligations under, such agreements as may be designated by ADP pursuant to which either Company receives payments for the provision of dental services, whether in the form of capitation payments, on a fee-for-service basis, or otherwise, and obtaining the consents of the payors under those agreements, including without limitation causing the New PC to execute an assignment and assumption agreement in form and substance satisfactory to ADP.

          (p)   Change of APA and OCS Names.  On or before the Closing Date,
                ---------------------------
     each Company shall file with the Minnesota

     Secretary of State articles of amendment to such Company's articles of incorporation and take such other action as may be necessary to change such Company's name to a name that is not deceptively similar to "Apple Park Associates, Inc." or "Orthodontic Care Specialists, Ltd.," such change to be effective immediately after the Closing, and, if necessary, to consent to the use by American of the names "Apple Park Associates, Inc." and "Orthodontic Care Specialists, Ltd." or any similar names.

     (S)4.3  Covenants of ADP.  ADP agrees that:
             ----------------

             (a)   Representations and Warranties.  At the Closing, ADP shall
                   ------------------------------
     deliver to the Companies and the Shareholders a certificate, in form and substance reasonably satisfactory to the Companies and the Shareholders, confirming that the representations and warranties set forth in Article II of this Agreement are correct and complete in all material respects.

             (b)   Registration Rights Agreement.  At the Closing, ADP shall
                   -----------------------------
     execute and deliver to the Shareholders a Registration Rights Agreement in the form attached as Exhibit L to this Agreement (the "Registration Rights Agreement"), provided that the Shareholders execute such agreement concurrently with ADP.

             (c)   Notices of Certain Events.  ADP shall promptly notify the
                   -------------------------
     Companies and the Shareholders of each of the foregoing which occur during the Pre-Closing Period:

                   (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

                  (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                 (iii) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of ADP, threatened against, relating to, involving, or otherwise affecting ADP or any of its assets which, if in existence on the date of this Agreement would have been required to have been disclosed by ADP pursuant to (S)2.5 or which relate to the consummation of any of the transactions contemplated by this Agreement; and

                  (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of ADP incorrect or incomplete in any material respect.

                                   ARTICLE V
                                   CONDITIONS
                                   ----------

     (S)5.1  Mutual Conditions.  The obligations of the Parties to consummate
             -----------------
the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by each of the Companies and ADP:

             (a)   Legal Prohibition.  No temporary restraining order,
                   -----------------
     preliminary or permanent injunction or other order or decree which prevents the consummation of the Asset Purchase or any of the other transactions contemplated by this Agreement having been issued and remaining in effect, and no statute, rule or regulation having been enacted by any state or federal government or governmental agency, which would prevent the consummation of the Asset Purchase or the other transactions contemplated by this Agreement.

             (b)   Governmental Approvals.  Any governmental or other approvals
                   ----------------------
     or reviews of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated thereunder shall have been received.

     (S)5.2  Conditions to Obligations of the Companies and the Shareholders.
             ---------------------------------------------------------------
The obligations of the Companies and the Shareholders to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by the Companies and the Shareholders in writing:

             (a)   Representations and Warranties.  The representations and
                   ------------------------------
     warranties of ADP and American set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

             (b)   Performance of Agreement.  ADP shall have performed and
                   ------------------------
     observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

             (c)   Certificate.  ADP shall have furnished the Companies and the
                   -----------
     Shareholders with a certificate dated the Closing Date signed by its president to the effect that the conditions set forth in (S)(S)5.2(a) and
     (b) have been satisfied.

             (d)   Opinion of Counsel.  The Companies and the Shareholders shall
                   ------------------
     have received the legal opinion, dated the Closing Date, of Baker & Hostetler LLP, counsel to ADP, in substantially the form attached to this Agreement as Exhibit M.

          (e) Service Agreement.  American shall have entered into the Service
              -----------------
     Agreement (as defined in (S)5.3(e), below) with the New PC.

          (f) Authority.  The Companies and the Shareholders shall have received
              ---------
     evidence reasonably satisfactory to them that this Agreement and the transactions contemplated by this Agreement have been properly authorized by ADP and American.

          (g) Material Adverse Change.  No material adverse change shall have
              -----------------------
     occurred with respect to ADP's financial condition, operations, prospects, assets, or business; provided that, for purposes of this (S)5.3(g) and
     (S)(S)5.3(i) and 5.3(j), below, "material adverse change" and "material adverse effect" shall be deemed not to include (i) the ongoing establishment by ADP of its organizational infrastructure, including without limitation the hiring of additional executive and administrative personnel, (ii) ADP or its subsidiaries or affiliates entering into letters of intent or definitive agreements for other acquisitions or consummating any such acquisitions, or the termination of any such letters of intent or definitive agreements, or (iii) any costs or expenses associated with any of such activities.

          (h) Governmental Consents.  The Companies and the Shareholders shall
              ---------------------
     have received evidence reasonably satisfactory to them of any governmental or other consents, approvals, or reviews of the transactions contemplated by this Agreement required under federal or state law.

          (i) Restrictive Agreements.  ADP shall be free from any agreements,
              ----------------------
     restrictions, or conditions which in the reasonable opinion of the Companies and the Shareholders would have a material adverse effect upon
     (i) ADP's financial condition, operations, prospects, assets, or business, or (ii) the ability of ADP to consummate the transactions contemplated by this Agreement.

          (j) Defaults.  No material agreement or other document or restrictions
              --------
     to which ADP is subject being in default at the Closing or being breached by consummation of the transactions contemplated by this Agreement, which in either case would, in the reasonable opinion of the Companies and the Shareholders, have a material adverse effect on ADP's financial condition, operations, prospects, assets, or business, or on the ability of ADP to consummate the transactions contemplated by this Agreement.

     (S)5.3  Conditions to Obligations of ADP.  The obligations of ADP and
             --------------------------------
American to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by ADP in writing:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of the Companies and the Shareholders set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

          (b) Performance of Agreement.  The Companies and the Shareholders
              ------------------------
     shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them, respectively, under this Agreement at or prior to the Closing.

          (c) Certificate.  The Companies and the Shareholders shall have
              -----------
     furnished ADP with a certificate dated the Closing Date signed by each Company and each Shareholder to the effect that the conditions set forth in
     (S)(S)5.3(a) and (b) have been satisfied.

          (d) New PC.  The New PC shall have been formed with an ownership and
              ------
     organizational structure satisfactory to ADP, as described in
     (S)4.2(j)(ii)(A), each Shareholder (other than Dr. Biewald) shall have entered into a Five-Year Agreement with the New PC as contemplated by
     (S)4.2(j), and the Shareholders shall have satisfied their obligations under (S)4.2(j)(ii)(B) with respect to other Five-Year Agreements and One-Year Agreements between the New PC and other dentists and specialists.

          (e) Service Agreement.  The New PC shall have entered into a Service
              -----------------
     Agreement with American in the form attached as Exhibit N to the Agreement (the "Service Agreement"); provided that, for purposes of determining the ownership composition of the New PC under the second sentence of (S)9.16 of the Service Agreement, if Isaac Liu, D.D.S., purchases or otherwise acquires common shares of the New PC within six months after the Closing Date, he shall be treated as having become the holder of such common shares on the Closing Date.

          (f) Authority.  ADP shall have received evidence reasonably
              ---------
     satisfactory to it that this Agreement and the transactions contemplated by this Agreement have been properly authorized by each Company and the New PC.

          (g) Professional Personnel.  ADP confirming to its satisfaction that
              ----------------------
     the professional personnel employed or otherwise retained by each Company support the transactions contemplated by this Agreement.

          (h) Financial Statements.  The Companies shall have delivered to ADP
              --------------------
     the Financial Statements and the Tax Returns.

          (i) Opinion of Counsel.  ADP shall have received the legal opinion,
              ------------------
     dated the Closing Date, of Fredrikson & Byron, P.A., counsel to the Companies and the New PC, in the form attached to this Agreement as Exhibit O.

          (j) Existing Employment and Deferred Compensation Agreements.  At or
              --------------------------------------------------------
     prior to the Closing, each Company shall have terminated all employment agreements or arrangements (including without limitation all individual disability and deferred compensation arrangements), and all existing contractor agreements or arrangements between such Company and its dentists, dental specialists and independent contractors, without any remaining liability relating thereto on the part of such Company.

          (k) Third Party Consents.  ADP shall have received or received
              --------------------
     satisfactory evidence of all necessary or appropriate third party consents and approvals relating to this Agreement and the transactions contemplated by this Agreement, as determined by ADP, including without limitation the consents described in Schedule 3.6, and ADP shall be satisfied that all significant contracts of the Companies assigned to American shall remain in full force and effect after the Closing in accordance with the terms and conditions of such contracts, subject to any modifications required by this Agreement.

          (l) Restrictive Conditions.  Each Company and Shareholder shall be
              ----------------------
     free from any agreements, restrictions or conditions which in the reasonable opinion of ADP could have a Material Adverse Effect on either Company.

          (m) Defaults.  No material agreement or other document or restriction
              --------
     to which either Company or any Shareholder is subject being in default or being breached by the transactions contemplated by this Agreement, which in either case in the reasonable opinion of ADP would have a Material Adverse Effect on either Company or on the ability of either Company or any Shareholder to consummate the transactions contemplated by this Agreement.

          (n) Material Adverse Change.  No Material Adverse Effect shall have
              -----------------------
     occurred with respect to either Company.

          (o) Books and Records.  The Companies and the Shareholders shall have
              -----------------
     delivered to ADP all books and records of the Companies relating to the Assets.

          (p) Compliance with Laws.  ADP shall have:  (i) received evidence
              --------------------
     reasonably satisfactory to it that the business of each Company has been, at all times prior to the Closing, in compliance in all material respects with all Applicable Laws relating directly or indirectly to the provision of dental services (except for non-compliance arising out of Excluded Liabilities described in (S)7.2(b)(i)); and (ii) confirmed to its satisfaction that the transactions contemplated by this Agreement will be in compliance with all Applicable Laws.

          (q) Related-Party Transactions.  ADP shall have confirmed to its
              --------------------------
     satisfaction that all agreements between each Company and any Affiliate of such Company or any Shareholder are on arms'-length terms and otherwise reasonably satisfactory to ADP.

          (r) Acquisition of Orthocare, Ltd.  At the Closing, ADP, or one or
              -----------------------------
     more of its subsidiaries, as designated by ADP, shall have acquired all of the capital stock of Orthocare, Ltd., a Minnesota corporation ("Orthocare"), Orthocare's subsidiaries that are not wholly-owned, and Dental Specialty Management, Ltd., a Minnesota corporation, on terms and conditions satisfactory to ADP.

          (s) 1996 Financial Performance.  ADP confirming to its satisfaction
              --------------------------
     that the Companies' Adjusted Gross Revenue (as defined in the Service Agreement) for calendar year 1996 exceeded the Companies' Clinic Expenses (as defined in the Service Agreement) for calendar year 1996 by not less than $2,980,000.

          (t) APA and OCS Names.  At or before the Closing, ADP shall have
              -----------------
     received evidence reasonably satisfactory to it (including without limitation copies of any filings made with the Minnesota Secretary of State) that, effective immediately after the Closing, each Company has changed its name as provided under 4.2(p), above, and, if necessary, consented to the use by American of the names "Apple Park Associates, Inc." and "Orthodontic Care Specialists, Ltd." or any similar names.

                                   ARTICLE VI
                           TERMINATION AND AMENDMENT
                           -------------------------

     (S)6.1  Termination.
             -----------

          (a) Termination by the Companies and the Shareholders.  This Agreement
              -------------------------------------------------
     may be terminated and cancelled at any time prior to the Closing by the Companies and the Shareholders: (i) if (A) any of the representations or warranties of ADP contained in this Agreement or the ADP Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by ADP or American under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by ADP of written notice of such occurrence from the Shareholders; or (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable.

          (b)  Termination by ADP.    This Agreement may be terminated and
               ------------------
     cancelled at any time prior to the Closing by ADP: (i) if (A) any of the representations or warranties of the Companies and the Shareholders contained in this Agreement or the APA and OCS Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by either Company or any Shareholder under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by the Shareholders of written notice of such occurrence from ADP; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable;
     (iii) in the event a Material Adverse Effect shall have occurred; (iv) [intentionally omitted]; or (v) if the Closing has not occurred on or before October 31, 1997; provided that ADP shall have the unilateral right to extend the Closing Date until any date prior to December 31, 1997 upon notice from ADP to the Shareholders given prior to October 31, 1997. Notwithstanding the foregoing, the termination of this Agreement shall not terminate the Confidentiality Agreement dated November 14, 1996, between ADP and OCS.

     (S)6.2  Amendment.  This Agreement may not be amended except by an
             ---------
instrument in writing signed by all of the Parties.

     (S)6.3  Extension; Waiver.  At any time prior to the Closing, ADP (with
             -----------------
respect to the Companies and the Shareholders) and the Companies and the Shareholders (with respect to ADP) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other Party; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     (S)7.1 Survival of Representations, Warranties and Agreements.
            ------------------------------------------------------

          (a) Subject to the limitations set forth in (S)7.3, below, and notwithstanding any investigation conducted at any time by or on behalf of ADP or American, all representations, warranties, covenants and agreements of the Companies and the Shareholders in this Agreement shall survive the execution, delivery and performance of this Agreement. All representations and warranties of the Companies and the Shareholders set forth in this Agreement shall be deemed to have been made again by the Companies and the Shareholders at and as of the Closing.

          (b) As used in this Article, any reference to a representation, warranty or covenant contained in any section of this Agreement shall include the Schedule relating to such section.

     (S)7.2 Indemnification.
            ---------------

          (a) Subject to the limitations set forth in (S)7.3, below, the Companies and the Shareholders shall, jointly and severally, indemnify and hold harmless ADP and American from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by ADP or American, directly or indirectly, as a result of or arising from: (i) any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by either Companies or any Shareholder in this Agreement; or (ii) any Excluded Liability (defined below).

          (b) For purposes of this Agreement: (i) the term "Excluded Liabilities" shall include (A) any and all claims of any current or former holder of any legal or beneficial ownership interest in or to either Company which are based upon, relate to, or arise out of any agreements, transactions, acts, or omissions made or occurring at or prior to the Closing, excepting only any claims against ADP or American arising out of the failure of ADP or American to perform its obligations under this Agreement; (B) any and all claims of any third party or governmental agency or entity arising out of or related to non-compliance by either Company, any Shareholder, or any employee, agent, or independent contractor of either Company with any Applicable Laws prior to the Closing; (C) any and all claims against either Company which are based upon, related to, or arise out of non-compliance by OCS with Minnesota laws, rules, or regulations governing professional corporations; (D) any and all claims against either Company or any dentist employed by either Company which are based upon, related to, or arise out of non-compliance by APA, OCS, or any such dentist with Minnesota laws, rules, or regulations prohibiting the employment of dentists by non-professional corporations; and (E) any and all claims against

     OCS or any officer or director of OCS which are based upon, related to, or arise out of the issuance by OCS of its capital stock in contravention of the articles of incorporation or bylaws of OCS; and (ii) the term "Indemnifiable Claims" shall mean the matters with respect to which ADP is entitled to indemnification under (S)7.2(a).

          (c) For purposes of this Article, all Damages shall be computed net of any insurance coverage which reduces the Damages that would otherwise be sustained; provided that in all cases the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

          (d) ADP shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in (S)7.2(a), above, if the same shall be suffered by any parent, subsidiary or affiliate of ADP, including, without limitation, American, after the Closing.

     (S)7.3 Limitations on Indemnification.  Rights to indemnification under
            ------------------------------
(S)7.2(a)(i) are subject to the following limitations:

          (a) ADP shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a breach of a representation or warranty or arising or resulting from an Excluded Liability as defined in (S)7.2(b)(i)(B) (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless, and then only to the extent that, the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $50,000; provided, however, that such threshold shall not apply to any Indemnifiable Claim relating to a breach of the representations and warranties set forth in (S)(S)3.2, 3.3, and 3.5.

          (b) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.10 of this Agreement shall terminate on the expiration of the respective periods of limitations applicable to assessment and collection of taxes under laws then applicable to such taxes, with respect to the representations and warranties as to the absence of unpaid or undisclosed taxes (including any interest, penalties or expenses) of the Companies.

          (c) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.19 of this Agreement shall terminate upon expiration of the respective statutes of limitation applicable to the items addressed in such section.

          (d) The obligation of indemnity with respect to the representations and warranties contained in (S)(S)3.2, 3.3, 3.5, and 3.11 of this Agreement shall not expire.

          (e) The obligation of indemnity with respect to the representations and warranties set forth in Article III of this Agreement other than those addressed in the immediately preceding subsections (b), (c), and (d) shall terminate on the third anniversary of the Closing Date.

          (f) The foregoing provisions of this (S)7.3 notwithstanding, if, prior to the termination of any obligation of indemnity, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by ADP to any Shareholder, or a suit, action, or other proceeding based upon a claimed breach is commenced against either Company or any Shareholder, ADP shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from the Shareholders (whether through the courts or otherwise) on the claim, suit, action, or proceeding, by reason of the termination otherwise provided for above.

     (S)7.4 Procedure for Indemnification with Respect to Third Party Claims.
            ----------------------------------------------------------------

          (a) If ADP desires to seek indemnification under this Article with respect to an Indemnifiable Claim resulting from the assertion of liability by a third party (a "Third-Party Claim"), it shall give notice to the Companies and the Shareholders (hereinafter each being an "Indemnifying Party") within a reasonable period of time of ADP's becoming aware of any such Third-Party Claim, which notice shall set forth such material information with respect to such Third-Party Claim as is then reasonably available to ADP. If any Third-Party Claim is asserted against ADP, then, after ADP notifies the Indemnifying Party of such Third-Party Claim, the Indemnifying Party shall be entitled, if it or he so elects by written notice delivered to ADP within a reasonable period of time (not to exceed 10 days in any event) after receiving ADP's notice (the "Response Period"), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to ADP. Notwithstanding the foregoing: (i) ADP shall not have any obligation to give any notice of any Third-Party Claim unless such assertion is in writing; and (ii) the rights of ADP to be indemnified in respect of Indemnifiable Claims resulting from the assertion of any Third-Party Claim shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure; and
     (iii) each Party shall cooperate with any other Party in all ways reasonably requested by such other Party in connection with the defense of any such Third-Party Claims. With respect to any Third-Party Claim that results in a claim for indemnification under this Article, the Parties shall make available to each other all relevant information in their possession which is material to any such Third-Party Claim.

          (b) In the event that the Indemnifying Party fails to assume the defense of ADP against any Third-Party Claim within the Response Period, ADP shall have the right to defend, compromise or settle such Third-Party Claim on behalf, for the account, and at the risk of the Indemnifying Party.

          (c) Notwithstanding anything in this (S)7.4 to the contrary, (i) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect ADP, its subsidiaries or affiliates, including without limitation American after the Closing, other than as a result of money damages or other money payments, then ADP shall have the right, at the cost and expense of the Indemnifying Party, to defend, compromise or settle such Third-Party Claim; and (ii) the Indemnifying Party shall not, without ADP's prior written consent, settle or compromise any Third-Party Claim or consent to entry of any judgment in respect of any Third-Party Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to ADP (and its subsidiaries and affiliates, including, without limitation, American, after the Closing) a release from all liability in respect of such Third-Party Claim.

     (S)7.5 Procedure For Indemnification with Respect to Non-Third Party
            -------------------------------------------------------------
Claims.  In the event that ADP asserts the existence of an Indemnifiable Claim
------
giving rise to Damages other than an Indemnifiable Claim resulting from a Third-Party Claim, it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 30 days after the receipt of such notice by ADP, has not given written notice to ADP announcing its or his intention to contest such assertion by ADP, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to ADP within such 30-day period, then if the Parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 15 days after such notice, the contested assertion of the claim shall be referred to arbitration in Minneapolis, Minnesota, in accordance with the then-current rules of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the Parties and shall be final and binding and conclusive on the Parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each Party shall pay its own legal, accounting and other fees in connection with such a contest; provided that if the contested claim is referred to and ultimately determined by arbitration, the legal, auditing and other fees of the prevailing Party and the fees and expenses of any arbitrator shall be borne by the non-prevailing Party.

     (S)7.6 Right of Setoff.  In addition to its other rights under this
            ---------------
Agreement, ADP shall have the right to setoff any amounts owing to ADP by the Shareholders against any amounts owing to the

Shareholders by ADP (other than amounts owed as compensation for employment).

     (S)7.7    Liability Limitation.  Notwithstanding the foregoing provisions
               --------------------
of this Article VII: (a) the total liability of the Companies and the Shareholders for Damages with respect to all Indemnifiable Claims shall not exceed $5,974,960, in the aggregate; and (b) in the event of a breach by a Shareholder of the covenants set forth in (S)4.2(m), above, the obligation to indemnify ADP and American for Damages related to such breach shall be limited to such Shareholder.

     (S)7.8    Indemnification of the Companies and the Shareholders.  Subject
               -----------------------------------------------------
to the limitation contained in the following paragraph, ADP shall indemnify and hold harmless the Companies and the Shareholders from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by the Companies and the Shareholders, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by ADP in this Agreement.

     The representations and warranties of ADP contained in Article II of this Agreement and the obligations of indemnity of ADP with respect to those representations and warranties shall terminate on the third anniversary of the Closing Date; provided that if, prior to termination of any obligation of indemnity with respect to any such representation or warranty, written notice of a claimed breach of same is given by the Companies and the Shareholders to ADP, or a suit, action, or other proceeding based upon the claimed breach is commenced against ADP, the Companies and the Shareholders shall not be precluded from pursuing such claimed breach, or from recovering from ADP (whether through the courts or otherwise) on that claim, by reason of the termination otherwise provided for above.


                                  ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------


     (S)8.1  Power of Attorney.  Each Shareholder hereby irrevocably appoints
             -----------------
Karl H. Biewald, D.D.S. as such Shareholder's attorney-in-fact and agent (the "Agent"), and grants to the Agent full power and authority to take any and all actions, and perform and do any and all things, in such Shareholder's place and stead, which the Agent may deem necessary or appropriate in connection with this Agreement or the transactions contemplated by this Agreement, as fully as such Shareholder might or could do if personally present and acting, including without limitation executing, acknowledging or verifying, and delivering any amendments, consents, acknowledgements or other documents relating to this Agreement or the transactions contemplated by this Agreement, receiving and giving notices under this Agreement, and taking any and all other actions which are permitted or required to be taken by such Shareholder under this Agreement.

     The Agent may conclusively rely on any consent, approval, authorization, acknowledgement, election, agreement, or other action made or given by Shareholders who own a majority in interest of the ADP Shares, which action shall be binding on all Shareholders.

     The Agent may resign at any time and may be removed at any time by Shareholders who own a majority in interest of the ADP Shares. Within 15 days following any such resignation or removal or upon the incapacity of the Agent, the Shareholders shall appoint a successor Agent to act pursuant to this section, which successor shall be such person as may be designated in writing by Shareholders owning a majority in interest of the ADP Shares, which designation shall be provided to the other Shareholders and ADP in order to make such designation effective.

     Notwithstanding the preceding paragraphs, if, at any time, no Agent is then serving pursuant to this section (for any reason), then Shareholders owning a majority in interest of the ADP Shares shall have full authority to take any and all actions under this agreement which could be taken by the Agent, which actions shall be binding on all of the Shareholders.

     ADP shall be entitled to rely conclusively on any consent, approval, authorization, acknowledgement, election, agreement, or other action of the Agent or Shareholders owning a majority in interest of the ADP Shares. For purposes of this section, the term "ADP Shares" shall include all ADP Shares, as previously defined in this Agreement.

     (S)8.2  Notices.  All notices and other communications under this Agreement
             -------
to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

          (a)  If to ADP:

               American Dental Partners, Inc.
               301 Edgewater Place, Suite 320
               Wakefield, Massachusetts  01880-1249
               Attention:  Gregory A. Serrao, President
               Telecopy No.:  (617) 224-4216
          with a copy to:

               Baker & Hostetler LLP
               65 East State Street
               Columbus, Ohio 43215
               Attention:  Gary A. Wadman, Esq.
               Telecopy No.:  (614) 462-2616

          (b)  If to the Companies:

               APAM, Inc.
               14605 Glazier Ave., #130
               Apple Valley, Minnesota 55124
               Attention:  Karl H. Biewald, D.D.S.
               Telecopy No.:  (612) 891-8678

               OC Specialists, Ltd.
               14605 Glazier Ave., #130
               Apple Valley, Minnesota 55124
               Attention:  Karl H. Biewald, D.D.S.
               Telecopy No.:  (612) 891-8678

          with a copy to:

               Fredrikson & Byron, P.A.
               1100 International Centre
               900 Second Avenue South
               Minneapolis, Minnesota 55402-3397
               Attention:  Neil A. Weikart, Esq.
               Telecopy No.:  (612) 347-7077

          (c)  If to a Shareholder, to the Agent at the following address:

               Karl H. Biewald, D.D.S.
               14605 Glazier Ave., #130
               Apple Valley, Minnesota 55124
               Telecopy No.:  (612) 891-8678

     (S)8.3  Non-Waiver.  No failure by any Party to insist upon strict
             ----------
compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with the provisions of this Agreement.

     (S)8.4  Genders and Numbers.  Where permitted by the context, each pronoun
             -------------------
used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

     (S)8.5  Headings.  The headings of the various articles and sections of
             --------
this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

     (S)8.6  Counterparts.  This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     (S)8.7  Entire Agreement.  This Agreement (including all exhibits,
             ----------------
schedules, and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. All obligations of any Party under any Incorporated Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

     (S)8.8  No Third Party Beneficiaries.  Nothing contained in this Agreement,
             ----------------------------
expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

     (S)8.9  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     (S)8.10 Successors; Assignment.  This Agreement shall be binding upon,
             ----------------------
inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

     (S)8.11 Remedies.  All rights and remedies of each Party under this
             --------
Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     (S)8.12 Expenses.  Except as otherwise specifically provided in this
             --------
Agreement, each Party shall bear his, her, or its respective legal, accounting, and other costs and expenses associated with the transactions contemplated by this Agreement (including without limitation the costs of any brokers and financial advisors).

     (S)8.13 Announcements.  This Agreement and the transactions contemplated
             -------------
herein shall be confidential and no Party shall disclose any information relating to the transactions contemplated by this Agreement without the prior written consent of the Shareholders and ADP, except for such disclosures to such professional advisors as may be necessary or appropriate in order to enter into this Agreement and consummate the transactions contemplated by this Agreement. Each Party and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to such transactions at all times prior to the public announcement, if any, of this Agreement. The provisions of this section will be subject to each Party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation.

     (S)8.14 Severability.  With respect to any provision of this Agreement
             ------------
finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                           [Signatures on next page.]

Each of the undersigned confirms that it or he has read and fully understands this Agreement, including without limitation the exhibits attached hereto and the representations and warranties contained in (S)3.28 of this Agreement.


/s/ Karl H. Biewald                /s/ J. E. Cutcliffe
-------------------------------    ---------------------------------------------
KARL H. BIEWALD, D.D.S.             J. E. CUTCLIFFE, D.D.S.

/s/ Curtis R. Dunn                 /s/ Timothy J. Montgomery
-------------------------------    ---------------------------------------------
CURTIS R. DUNN, D.D.S.              TIMOTHY J. MONTGOMERY, D.D.S.

/s/ Christopher S. Hipp
-------------------------------
CHRISTOPHER S. HIPP, D.D.S.


AMERICAN DENTAL PARTNERS, INC.      OC SPECIALISTS, LTD.



By /s/ Gregory A. Serrao            By /s/ Karl H. Biewald
   ------------------------------      -----------------------------------------
     Gregory A. Serrao, President        Karl H. Biewald, D.D.S,
     and Chief Executive Officer         President


APPLE PARK ASSOCIATES, INC.         APAM, INC.



By /s/ Gregory A. Serrao            By /s/ Karl H. Biewald
   ------------------------------      -----------------------------------------
     Gregory A. Serrao, President        Karl H. Biewald, D.D.S,
                                         President and Chief
                                         Executive Officer